As filed with the Securities and Exchange Commission on July 28, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

ALVOTECH

(Exact Name of Registrant as Specified in Its Charter)

Grand Duchy of Luxembourg	98-1629342
(Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Société Anonyme
(Public Limited Company)
9, Rue de Bitbourg,
L-1273 Luxembourg,
Grand Duchy of Luxembourg
R.C.S. Luxembourg : B258884
Tel: + 354 - 4224500

(Address and telephone number of Registrant’s principal executive offices)

Alvotech USA Inc.
1602 Village Market Blvd.,
Suite 280,
Leesburg, Virginia 20175
Tel: +1 703 819 3765

(Name, address, and telephone number of agent for service)

Copies to:
Divakar Gupta
Katie Kazem
Cooley LLP
55 Hudson Yards
New York, NY 10001
Tel: +1 212 479 6000

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

PROSPECTUS

Ordinary Shares

Debt Securities
Warrants
Rights
Units

We or any selling securityholders may offer and sell from time to time in one or more offerings our ordinary shares, debt securities, warrants, rights and units comprising any combination of these securities. These securities may be offered individually or in any combination.

Each time we or any selling securityholders sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus describing the price and any other material terms of any such offering and the securities offered. Any prospectus supplement may also add, update or change information contained in the prospectus. You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in any securities.

Our securities may be sold directly by us or any selling securityholders to you, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by selling securityholders.

Our ordinary shares are listed on The Nasdaq Global Market, or Nasdaq, and the Nasdaq Iceland Main Market under the symbol “ALVO.” Our Swedish Depositary Receipts, or SDRs, each representing one ordinary share, are listed on Nasdaq Stockholm under the symbol “ALVO SDB.” On July 25, 2025, the closing price of our ordinary shares on Nasdaq was $9.61. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq or any securities market or other securities exchange of the securities covered by the prospectus supplement. There is currently no market through which debt securities, warrants, rights or units may be sold and purchasers may not be able to resell debt securities, warrants, rights or units purchased under this prospectus. This may affect the pricing of any debt securities, warrants, rights or units in the secondary market, the transparency and availability of trading prices, the liquidity of the debt securities, warrants, rights or units and the extent of issuer regulation. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

We are a “foreign private issuer” under applicable Securities and Exchange Commission, or SEC, rules.

This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 3 OF THIS PROSPECTUS AND ANY RISK FACTORS DESCRIBED IN ANY APPLICABLE PROSPECTUS SUPPLEMENT AND IN OUR SEC FILINGS THAT ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS.

Neither the SEC nor any state or other securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 28, 2025

TABLE OF CONTENTS

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we or selling securityholders may offer our ordinary shares, debt securities, warrants, rights and/or units either individually or in combination with other securities, in one or more offerings. There is no limit on the aggregate amount of the securities that we or selling securityholders may offer pursuant to the registration statement of which this prospectus is a part. This prospectus provides you with a general description of the securities we or selling securityholders may offer.

Each time we or selling securityholders offer to sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Information Incorporated by Reference,” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, nor any selling securityholder, agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus and the information incorporated herein by reference contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus includes our trademarks and trade names, including, without limitation, HUKYNDRA, JAMTEKI, SIMLANDI, UZPRUVO, ADALACIP, SELARSDI, USTEKINUMAB BS (F) and our logo, which are our property and are protected under applicable intellectual property laws. This prospectus also contains trademarks, trade names and service marks of other companies, which are the property of their respective owners. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus (including the documents

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incorporated by reference) may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we or the applicable owner will not assert, to the fullest extent permitted under applicable law, our or its rights or the right of any applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

Unless otherwise indicated, all references in this prospectus to “Alvotech,” “the company,” “our company,” “we,” “us” and “our” refer to Alvotech and our consolidated subsidiaries.

Neither this prospectus nor any accompanying prospectus supplement shall constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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PROSPECTUS SUMMARY

This summary highlights selected material information included or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. Before making an investment decision, you should read this entire prospectus carefully, especially “Risk Factors” and the financial statements and related notes thereto, together with the additional information about us described in the sections entitled “Where You Can Find More Information” and “Information Incorporated by Reference,” and the documents incorporated by reference in this prospectus. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements” for more information.

Company Overview

Please see the section entitled “Item 4. Information on the Company – B. Business Overview,” incorporated by reference from our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, or the Annual Report, which was filed with the SEC on March 27, 2025, as well as any amendments thereto reflected in our subsequent filings with the SEC, including the information provided in our Form 6-K filed with the SEC on July 28, 2025.

Corporate Information

Alvotech is a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg on August 23, 2021, having its registered office at 9, Rue de Bitbourg L-1273 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Company Register (Registre de Commerce et des Sociétés, Luxembourg) under number B258884. Our agent for service of process in the United States is Alvotech USA Inc., 1602 Village Market Blvd., Suite 280, Leesburg, Virginia 20175.

The SEC maintains a website that contains reports, proxy information statements and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov. Alvotech’s principal website address is www.alvotech.com. We do not incorporate the information contained on, or accessible through, Alvotech’s websites into this prospectus, and you should not consider it a part of this prospectus or in deciding whether to purchase our securities.

Implications of Being a “Foreign Private Issuer”

We are considered a “foreign private issuer” under U.S. securities laws. In our capacity as a foreign private issuer, we are exempt from certain rules under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, members of our board of directors and our principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

We may take advantage of these reporting exemptions until such time that more than 50% of our outstanding voting securities become directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of our directors or executive officers are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.

We may choose to take advantage of some but not all of these reduced burdens. We have taken advantage of reduced reporting requirements in this prospectus and the documents incorporated in this prospectus. Accordingly, the information contained in this prospectus may be different from the information you receive from our competitors that are public companies, or other public companies in which you have made an investment.

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As a foreign private issuer, we are permitted to follow certain Luxembourg corporate governance practices in lieu of certain listing rules of Nasdaq, or Nasdaq Listing Rules. Please see the section entitled “Item 16.G. Corporate Governance” incorporated by reference from our Annual Report for the year ended December 31, 2024, as well as any amendments thereto reflected in our subsequent filings with the SEC.

The Securities We May Offer

Under this prospectus, we or selling securityholders may offer ordinary shares, various series of debt securities or warrants, rights or units, either individually or in combination with other securities, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we or selling securityholders may offer. Each time we or selling securityholders offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion or sinking fund terms, if any;

•	voting or other rights, if any; and

•	conversion or exercise prices, if any.

The prospectus supplement, and any related free writing prospectus that we may authorize to be provided to you, also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement or free writing prospectus will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We or selling securityholders may sell the securities directly to investors or to or through agents, underwriters or dealers. We or selling securityholders, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we or selling securityholders offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

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RISK FACTORS

An investment in our securities carries a significant degree of risk. In addition to the other information contained in this prospectus, including the matters addressed under the heading “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the risk factors described in our periodic reports filed with the SEC, including those set forth under the caption “Item 3. Key Information—D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2024, which is incorporated by reference in this prospectus, as such discussion may be updated and amended from time to time in subsequent filings we may make with the SEC. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may have a material adverse effect on our business, reputation, revenue, financial condition, results of operations and future prospects, in which event the market price of our securities could decline, and you could lose part or all of your investment. Additional risks and uncertainties of which we are not presently aware or that we currently deem immaterial could also affect our business operations and financial condition.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the SEC, will contain forward-looking statements. You should not place undue reliance on such statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements are often, but not always, made through the use of words or phrases such as “believe,” “anticipate,” “could,” “may,” “would,” “should,” “intend,” “plan,” “potential,” “predict,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy,” “outlook,” “continue,” “possible,” “might,” “target” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following:

•	development and projections relating to our competitors and industry, including the estimated growth of the industry;

•	the timing of, and our ability to obtain and maintain regulatory approval for our product candidates from the FDA, European Commission and comparable national or regional authorities;

•	the timing of the announcement of clinical study results, the commencement of patient studies, regulatory applications, approvals and market launches;

•	our expectations regarding regulatory review and interactions, including the timing and results of facility inspections by the FDA or other foreign regulatory authorities;

•	our financial performance;

•	changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

•	our strategic advantages and the impact those advantages will have on future financial and operational results;

•	our expansion plans and opportunities;

•	our ability to grow our business in a cost-effective manner;

•	the implementation, market acceptance and success of our business model;

•	developments and projections relating to our competitors and industry, including the estimated growth of the industry;

•	our approach and goals with respect to technology;

•	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•	changes in applicable laws or regulations;

•	the outcome of any known and unknown litigation and regulatory proceedings;
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•	our ability to maintain the listing of ordinary shares or SDRs on Nasdaq, Nasdaq Iceland Main Market and Nasdaq Stockholm;

•	our ability to comply with all applicable laws and regulations;

•	our ability to successfully launch our products in certain markets after obtaining regulatory approval for such market;

•	our estimates of expenses and profitability;

•	our expected cash runway and our ability to raise additional adequate funds through equity or debt financing;

•	our ability to identify and successfully develop new product candidates;

•	our relationship with third party providers for clinical and non-clinical studies, supplies, and manufacturing of our products;

•	our ability to manage our manufacturing risks;

•	the impact of worsening or unpredictable macroeconomic conditions, including rising inflation, interest rates and cost of energy, and general market conditions, global geopolitical tension, including regions affected by Russia’s invasion of Ukraine and conflict in the Middle East, or public health emergencies, on the business, financial position, strategy and anticipated milestones;

•	the anticipated use of proceeds from any offering, if any;

•	our relationship with partners for the commercialization of our product candidates; and

•	other risks and uncertainties, including those listed in this prospectus in the section entitled “Risk Factors.”

These and other factors are more fully discussed under “Item 3. Key Information—D. Risk Factors” in our most recent Annual Report on Form 20-F for the year ended December 31, 2024, as such discussion may be updated and amended from time to time in subsequent filings we may make with the SEC, and in other documents that we may file with the SEC, all of which you should review carefully. These risks could cause actual results to differ materially from those implied by forward-looking statements in this prospectus and supplements to this prospectus. Please consider our forward-looking statements in light of these risks as you read this prospectus, the documents incorporated by reference herein, and any applicable prospectus supplement.

You should not place undue reliance on these forward-looking statements because they are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. We do not undertake any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law. In light of these risks and uncertainties, you should keep in mind that any event described in a forward-looking statement made in this prospectus or elsewhere might not occur.

In addition, any forward-looking statements herein, including statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject and represents our views only as of the date hereof and should not be relied upon as representing our views as of any subsequent date. These statements are based upon information available to us as of the date of this prospectus or the applicable document incorporated by reference herein, as the case may be, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and

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you are cautioned not to unduly rely upon these statements. We anticipate that subsequent events and developments may cause our views to change. Although we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, except as required by applicable law. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

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OFFER AND LISTING DETAILS

We or selling securityholders may sell from time to time pursuant to this prospectus (as may be detailed in a prospectus supplement) an indeterminate number of ordinary shares, various series of debt securities, warrants, rights or units, either individually or in combination with other securities. The actual price per share or per security of the securities that we or selling securityholders will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”

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USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for our operations and for other general corporate purposes, which may include, among others, working capital, intellectual property protection and enforcement, commercial expenditures, capital expenditures, acquisitions or collaborations, pre-clinical and clinical development of our product candidates, research and development and product development, pre-commercialization activities and repayment or refinancing of indebtedness or other corporate borrowings. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We may set forth additional information on the use of proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds. Pending use of the net proceeds, we would expect to invest any proceeds in a variety of capital preservation instruments, including short-term and long-term, investment grade, interest bearing instruments.

Unless the applicable prospectus supplement provides otherwise, we will not receive any of the proceeds from the sale of securities by selling securityholders.

SELLING SECURITYHOLDERS

Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledges, donees or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell our securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each of the selling securityholders and the number of securities beneficially owned by such selling securityholder that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling securityholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the applicable prospectus supplement.

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DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION

The following description of our share capital and articles of association summarizes our share capital as of the dates indicated and certain provisions of our articles of association as they are in effect as of the date hereof, respectively. The following summary does not purport to be complete. For information regarding our share capital and articles of association, please refer to the full text of our articles of association and the description of securities filed as Exhibits 1.1 and 2.3, respectively, to our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on March 27, 2025, as well as any amendments thereto reflected in our subsequent filings with the SEC, all of which are incorporated by reference herein.

General

Alvotech is a public limited liability company (société anonyme), incorporated under the laws of the Grand Duchy of Luxembourg on August 23, 2021 with an initial share capital of $40,000, represented by 4,000,000 initial shares with a nominal value of $0.01 per share. All issued shares were fully paid and subscribed for.

We are registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés, Luxembourg) under number B258884. Our registered office is at 9, Rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg.

Ordinary Shares

Share Capital

As of June 30, 2025, Alvotech had 313,018,977 ordinary shares with a nominal value of $0.01 per share, issued and outstanding. All issued ordinary shares are fully paid and subscribed for. In addition, Alvotech Manco ehf., a subsidiary of Alvotech, held 21,019,170 ordinary shares, the voting and dividend rights of which are suspended.

The authorized capital of Alvotech (excluding the issued share capital) is set at $4,407,628.93, divided into 440,762,893 ordinary shares with a nominal value of $0.01 each.

A shareholder in a Luxembourg société anonyme holding fully paid-up shares is not liable, solely because of his, her or its shareholder status, for additional payments to Alvotech or its creditors.

History of Securities Issuances

From January 1, 2022 through June 30, 2025, the following events have changed the number of our issued and outstanding ordinary shares:

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On June 15, 2022, after the closing of Alvotech’s business combination with Oaktree Acquisition Corp. II, Alvotech’s issued share capital equaled $2,486,495.05, represented by 248,649,505 ordinary shares with a nominal value of $0.01 per share, including 17,493,000 ordinary shares issued in a private placement to certain investors pursuant to subscription agreements concurrently with the closing of the business communication, or the PIPE Financing, at a price of $10.00 per share, for an aggregate offering price of $174,930,000.

On July 12, 2022, Alvotech issued 5,000,000 ordinary shares to Aztiq and Alvogen pursuant to the Alvogen-Aztiq Loan Advance Conversion. The shares were issued at a price of $10.00 per share and set-off against repayment of an aggregate of $50.0 million of outstanding loans.

On November 16, 2022, Alvotech amended and restated certain terms and conditions of the existing senior bonds and issued new senior bonds in the aggregate principal amount equal to $70.0 million. Pursuant to the terms of the amended Senior Bonds, Alvotech was required to use commercially reasonable efforts to raise new funding through the issuance of additional ordinary shares and/or unsecured convertible bonds, for net proceeds of at least $75.0 million by December 15, 2022, and $150.0 million by March 31, 2023.

Since Alvotech had not raised $75.0 million by December 15, 2022, Alvotech issued 4,198,807 warrants to the bondholders on December 31, 2022. Each new warrant entitles the bondholders, upon exercise, to receive from Alvotech one Ordinary Share, at the exercise price of one cent ($0.01) per share. Further, Alvotech was required to raise at least $150.0 million by March 31, 2023 or to grant penny warrants representing 1.0% of the ordinary share capital to the bondholders if it failed to raise that amount. Following the issuance of the December 2022 Convertible Bonds and the closing of the private placement of ordinary shares for gross proceeds of $137.0 million on February 10, 2023 (as described below), Alvotech was not obligated to issue the additional 1.0% warrants to the bondholders.

On November 16, 2022, Alvotech issued the Aztiq Convertible Bond to ATP Holdings ehf. for the acquisition of the Alvotech manufacturing facility. The Aztiq Convertible Bond has a principal amount of $80.0 million and carries an interest rate of 12.5% per annum. Interest payable in six-month intervals and is capitalized and added to the outstanding principal amount of the bonds. The maturity date of the convertible bond is the later of the (i) November 16, 2025, or (ii) 91 days after the earlier of the full redemption or the final maturity date of the Senior Bonds. Bondholders have the right to convert their outstanding bonds into ordinary shares of Alvotech on December 31, 2023, June 30, 2024, or when the bond has been called or put up for redemption, including on the maturity date, for a conversion price of $10.00 per share.

On December 20, 2022, Alvotech issued two tranches of the December 2022 Convertible Bonds. Tranche A is ISK denominated with a principal balance of $59.1 million, of which $3.5 million in cash proceeds were received subsequent to December 31, 2022, and carries an annual payment-in-kind interest rate of 15% per year. Tranche B is USD denominated with a principal balance of $0.6 million and carries an annual payment-in-kind interest rate of 12.5% per year. Holders of both the Tranche A and Tranche B convertible bonds, may elect, at their sole discretion, to convert all or part of the principal amount and accrued interest into ordinary shares at a conversion price of $10.00 per share on December 31, 2023, or June 30, 2024. On January 25, 2023, Alvotech issued an additional $10.0 million in the Tranche B December 2022 Convertible Bonds.

On February 10, 2023, Alvotech closed a private placement of 11,834,061 ordinary shares at a purchase price of $11.57 per ordinary share for proceeds of $137.0 million and transaction costs of $4.8 million. The offer or sale of ordinary shares was made in an overseas directed offering directed solely into Iceland and in accordance with local laws and customary practices and documentation.

On July 1, 2024, Alvotech issued 22,073,578 ordinary shares for a subscription price of USD 220,736,178.25 to certain bondholders of the Company.

On May 16, 2025, Alvotech closed an offering of 441,600 ordinary shares in the form of SDRs at a purchase price of SEK 87.51 per SDR, for gross proceeds of approximately SEK 39 million. The offer or sale of ordinary shares was made in an overseas directed offering directed solely into Sweden and in accordance with local laws and customary practices and documentation.

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On June 4, 2025, Alvotech closed a private placement of the equivalent of 7,500,000 ordinary shares, including 5,833,500 in the form of SDRs, at a purchase price of SEK 100.00 per SDR and ISK 1320.83 per ordinary share, for gross proceeds of SEK 750 million. The private placement was conducted through an accelerated bookbuilding procedure to Swedish and international institutional investors.

On July 4, 2022, Alvotech issued 27,072,167 ordinary shares subscribed to by Alvotech’s affiliate, Alvotech Manco ehf. On March 28, 2023, Alvotech issued an additional 14,005,790 ordinary shares to Alvotech Manco ehf. On March 12, 2024, Alvotech issued an additional 14,000,000 ordinary shares to Alvotech Manco ehf. On June 25, 2025, Alvotech issued an additional 9,237,107 ordinary shares to Alvotech Manco ehf. These shares issued to Alvotech Manco ehf are mainly used to settle the exercise of warrants, capital increases such as the ones mentioned above, and grants under Alvotech’s equity incentive plan. As of June 30, 2025, Alvotech Manco ehf. holds 21,019,170 ordinary shares.

Share Issuances

Pursuant to Luxembourg law, the issuance of ordinary shares requires approval by the extraordinary general meeting of shareholders in front of a notary subject to necessary quorum and majority requirements. The extraordinary general meeting of shareholders may approve an authorized capital and authorize the board of directors to increase the issued share capital in one or several tranches with or without share premium, against payment in cash or in kind, by conversion of claims on Alvotech or in any other manner for any reason whatsoever including (i) issue subscription and/or conversion rights in relation to new shares or instruments within the limits of the authorized capital under the terms and conditions of warrants (which may be separate or linked to shares, bonds, notes or similar instruments issued by Alvotech), convertible bonds, notes or similar instruments; (ii) determine the place and date of the issue or successive issues, the issue price, the terms and conditions of the subscription of and paying up on the new shares and instruments and (iii) remove or limit the statutory preferential subscription right of the shareholders in case of issue against payment in cash or shares, warrants (which may be separate or attached to shares, bonds, notes or similar instruments), convertible bonds, notes or similar instruments up to the maximum amount of such authorized capital for a maximum period of five years after the date that the minutes of the relevant general meeting approving such authorization are published in the Luxembourg official gazette (Recueil Electronique des Sociétés et Associations, or RESA). The extraordinary general meeting may amend, renew, or extend such authorized capital and such authorization to the board of directors to issue ordinary shares.

In addition, the extraordinary general meeting of shareholders may authorize the board of directors to make an allotment of existing or newly issued shares without consideration to (a) employees of Alvotech or certain categories amongst those; (b) employees of companies or economic interest grouping in which Alvotech holds directly or indirectly at least 10% of the share capital or voting rights; (c) employees of companies or economic interest grouping which directly or indirectly hold at least 10% of the share capital or voting rights of Alvotech; (d) employees of companies or economic interest grouping in which at least 50% of the share capital or voting rights is held directly or indirectly by a company which holds directly or indirectly at least 50% of the share capital of Alvotech; (e) members of the corporate bodies of Alvotech or of the companies or economic interest grouping listed in point (b) to (d) above or certain categories amongst those, for a maximum period of five years after the date that the minutes of the relevant general meeting approving such authorization are published in the RESA.

Alvotech recognizes only one holder per ordinary share. In case an ordinary share is owned by several persons, they shall appoint a single representative who shall represent them in respect of Alvotech. Alvotech has the right to suspend the exercise of all rights attached to that share, except for relevant information rights, until such representative has been appointed.

Upon the consummation of the business combination with Oaktree Acquisition Corp. II, the board of directors resolved on the issuance of ordinary shares out of the authorized capital (capital autorisé) in accordance with the quorum and voting thresholds set forth in the articles of association and applicable law to the subscribers in the PIPE Financing.

The board of directors also resolves on the applicable procedures and timelines to which such issuance will be subjected. If the proposal of the board of directors to issue new ordinary shares exceeds the limits of Alvotech’s authorized share capital, the board of directors must then convene the shareholders to an extraordinary general meeting

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to be held in front of a Luxembourg notary for the purpose of increasing the issued share capital. Such meeting will be subject to the quorum and majority requirements required for amending the articles of association. If the capital call proposed by the board of directors consists of an increase in the shareholders’ commitments, the board of directors must convene the shareholders to an extraordinary general meeting to be held in front of a Luxembourg notary for such purpose. Such meeting will be subject to the unanimous consent of the shareholders.

Preferential Rights

Under Luxembourg law, existing shareholders benefit from a preferential subscription right on the issuance of ordinary shares for cash consideration. However, Alvotech’s shareholders have, in accordance with Luxembourg law, authorized the board of directors to suppress, waive, or limit any preferential subscription rights of shareholders provided by law to the extent that the board of directors deems such suppression, waiver, or limitation advisable for any issuance or issuances of ordinary shares within the scope of Alvotech’s authorized share capital. The general meeting of shareholders duly convened to consider an amendment to the articles of association also may, by a two-thirds majority vote at a quorate meeting, limit, waive, or cancel such preferential subscription rights or renew, amend, or extend the authorization of the board of directors to suppress, waive, or limit such preferential subscription rights, in each case for a period not to exceed five years. Such ordinary shares may be issued above, at, or below market value, and, following a certain procedure, even below the nominal value or below the accounting par value per ordinary share. The ordinary shares also may be issued by way of incorporation of available reserves, including share premium.

Share Repurchases

Alvotech cannot subscribe for its own ordinary shares. Alvotech may, however, repurchase issued ordinary shares or have another person repurchase issued ordinary shares for its account, generally subject to the following conditions and the respect of the principle of equal treatment of shareholders being in the same situation and applicable securities laws:

•	prior authorization by a simple majority vote at an ordinary general meeting of shareholders, which authorization sets forth:

•	the terms and conditions of the proposed repurchase and in particular the maximum number of ordinary shares to be repurchased;

•	the duration of the period for which the authorization is given, which may not exceed five years;

•	in the case of repurchase for consideration, the minimum and maximum consideration per share, provided that the prior authorization shall not apply in the case of ordinary shares acquired by either Alvotech, or by a person acting in his or her own name on its behalf, for the distribution thereof to its staff or to the staff of a company with which it is in a control relationship;

•	only fully paid-up ordinary shares may be repurchased; and

•	the voting and dividend rights attached to the repurchased shares will be suspended as long as the repurchased ordinary shares are held by Alvotech; and the acquisition offer must be made on the same terms and conditions to all the shareholders who are in the same position, except for acquisitions which were unanimously decided by a general meeting at which all the shareholders were present or represented. However, listed companies like us may repurchase their own shares on the stock exchange without an acquisition offer having to be made to Alvotech’s shareholders.

The authorization will be valid for a period ending on the earlier of five years from the date of such shareholder authorization and the date of its renewal by a subsequent general meeting of shareholders. Pursuant to such authorization, the board of directors is authorized to acquire ordinary shares under the conditions set forth in article 430-15 of the Luxembourg law of August 10, 1915 on commercial companies, as amended from time to time (the “Luxembourg Company law”). Such purchases and subsequent sales may be carried out for any authorized purpose or any purpose that is authorized by the laws and regulations in force. The purchase price per ordinary share to be

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determined by the board of directors or its delegate shall represent not more than the fair market value of such ordinary share.

In addition, pursuant to Luxembourg law, Alvotech may directly or indirectly repurchase ordinary shares by resolution of its board of directors without the prior approval of the general meeting of shareholders if such repurchase is deemed by the board of directors to be necessary to prevent serious and imminent harm to Alvotech in accordance with article 430-15(2) of the Luxembourg Company Law, or if the acquisition of ordinary shares has been made with the intent of distribution to its employees and/or the employees of any entity having a controlling relationship with it (i.e., its subsidiaries or controlling shareholder) in accordance with article 430-15(3) of the Luxembourg Company Law or in any of the circumstances listed in article 430-16 of the Luxembourg Company Law.

Meetings

Ordinary General Meeting

At an ordinary general meeting, there is no quorum requirement and resolutions are adopted by a simple majority of validly cast votes. Abstentions are not considered “votes.”

Extraordinary General Meeting

Resolutions adopted at an extraordinary general meeting are required for any of the following matters, among others: (i) an increase or decrease of the authorized or issued capital, (ii) a limitation or exclusion of preferential subscription rights, (iii) approval of a statutory merger or de-merger (scission), (iv) Alvotech’s dissolution and liquidation, (v) any and all amendments to Alvotech’s articles of association and (vi) change of nationality. Pursuant to Alvotech’s articles of association, for any resolutions to be considered at an extraordinary general meeting of shareholders, the quorum shall be at least one half of Alvotech’s issued share capital unless otherwise mandatorily required by law. If the said quorum is not present, a second meeting may be convened, for which Luxembourg Company Law does not prescribe a quorum. Any resolution taken at an extraordinary general meeting shall be adopted at a quorate general meeting, except otherwise provided by law, by at least a two-thirds majority of the votes cast on such resolution by shareholders. Abstentions are not considered “votes.”

Annual Shareholders Meetings

An annual general meeting of shareholders shall in principle be held in the Grand Duchy of Luxembourg within 6 months of the end of the preceding financial year. Alvotech’s first financial year ended on December 31, 2021.

Dividends

From the annual net profits of Alvotech, at least 5% shall each year be allocated to the reserve required by applicable laws, or the Legal Reserve. That allocation to the Legal Reserve will cease to be required as soon and as long as the Legal Reserve amounts to 10% of the amount of the issued share capital of Alvotech. The general meeting of shareholders shall resolve how the remainder of the annual net profits, after allocation to the Legal Reserve, will be disposed of by allocating the whole or part of the remainder to a reserve or to a provision, by carrying it forward to the next following financial year or by distributing it, each Ordinary Share entitling to the same proportion in such distributions. Shares held in treasury are not entitled to dividends.

The board of directors may resolve that Alvotech pays out an interim dividend to the shareholders, subject to the conditions of article 461-3 of the Luxembourg Company Law and Alvotech’s articles of association. The board of directors shall set the amount and the date of payment of the interim dividend.

Any share premium assimilated premium or other distributable reserve may be freely distributed to the shareholders subject to the provisions of the Luxembourg Company Law and Alvotech’s articles of association. In case of a dividend payment, each shareholder is entitled to receive a dividend right pro rata according to his or her respective shareholding. The dividend entitlement lapses upon the expiration of a five-year prescription period from the date of the dividend distribution. The unclaimed dividends return to Alvotech’s accounts.

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Key Provisions of Our Articles of Association

The following is a summary of certain key provisions of our articles of association not discussed elsewhere in this section. Please note that this is only a summary and is not intended to be exhaustive.

Object and Purpose (Article 2)

The purpose of Alvotech is the holding of participations in any form whatsoever in Luxembourg and foreign companies and in any other form of investment, the acquisition by purchase, subscription or in any other manner as well as the transfer by sale, exchange or otherwise of securities of any kind and the administration, management, control and development of its portfolio. Alvotech may grant loans to, as well as guarantees or security for the benefit of third parties to secure its obligations and obligations of other companies in which it holds a direct or indirect participation or right of any kind or which form part of the same group of companies as Alvotech, or otherwise assist such companies. Alvotech may raise funds through borrowing in any form or by issuing any kind of notes, securities or debt instruments, bonds and debentures and generally issue securities of any type. The Company may carry out any commercial, industrial, financial, real estate or intellectual property activities which it considers useful for the accomplishment of these purposes.

Quorum, Majority and Voting rights (Article 11)

Each Ordinary Share entitles the holder thereof to one vote. Neither Luxembourg law nor Alvotech’s articles of association contain any restrictions as to the voting of Ordinary Shares by non-Luxembourg residents. The Luxembourg Company Law distinguishes ordinary general meetings of shareholders and extraordinary general meetings of shareholders with respect to the required quorums and majorities.

Except as otherwise required by the Luxembourg Company Law or these articles of association, resolutions at a general meeting of shareholders duly convened shall not require any quorum and shall be adopted at a simple majority of the votes validly cast regardless of the portion of capital represented. Abstentions and nil votes shall not be taken into account.

Amendment to Articles of Associations (Article 12)

Under Luxembourg law, amendments to Alvotech’s articles of association require an extraordinary general meeting of shareholders held in front of a Luxembourg notary at which (i) a quorum of more than half (50%) of the share capital is present or represented and (ii) the amendment(s) is approved by a two thirds majority of the votes validly cast. If the aforementioned quorum is not reached, a second meeting may be convened by means of a notice published in the RESA and in a Luxembourg newspaper. The second meeting shall be validly constituted regardless of the proportion of the share capital present or represented and resolutions at such second meeting will be adopted by a majority of at least two-thirds of the votes cast by shareholders (unless otherwise required by Luxembourg law or the articles of association).

Where different classes of shares exist and the resolution to be adopted by the general meeting of shareholders changes the respective rights attaching to such shares, the resolution will be adopted only if the conditions as to quorum and majorities set out above are fulfilled with respect to each class of shares.

Alvotech’s articles of association and the Luxembourg Company Law provide that for any extraordinary resolutions to be considered at a general meeting, the quorum shall be at least one-half of Alvotech’s issued share capital. If the said quorum is not present, a second meeting may be convened at which Luxembourg law does not prescribe a quorum. Any extraordinary resolution shall be adopted at a quorate general meeting (save as otherwise provided by mandatory law) by a two-thirds majority of the votes cast on such resolution by shareholders. Abstentions are not considered “votes.”

Exchange Controls

There are no governmental laws, decrees, regulations or other legislation in the Grand Duchy of Luxembourg that may affect the import or export of capital, including the availability of cash and cash equivalents for use by us, or that

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may affect the remittance of dividends, interest, or other payments by us to non-resident holders of our Ordinary Shares, other than withholding tax requirements. There is no limitation imposed by the laws of the Grand Duchy of Luxembourg or in the articles of association on the right of non-residents to hold or vote shares.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Computershare Trust Company, N.A.

Stock Exchange Listing

Our ordinary shares are currently listed on Nasdaq and Nasdaq Iceland Main Market under the symbol “ALVO.” Our SDRs, each representing one ordinary share, are listed on Nasdaq Stockholm under the symbol “ALVO SDB.”

Comparison of Luxembourg Corporate Law and Delaware Corporate Law

	Delaware	Luxembourg
SHAREHOLDER RIGHTS PLAN

Under the DGCL, the certificate of incorporation of a corporation may give the board of directors the right to issue new classes of preferred shares with voting, conversion, dividend distribution, and other rights to be determined by the board of directors at the time of issuance, which could prevent a takeover attempt and thereby preclude stockholders from realizing a potential premium over the market value of their shares.

In addition, Delaware law does not prohibit a corporation from adopting a stockholder rights plan, or “poison pill,” which could prevent a takeover attempt and also preclude stockholders from realizing a potential premium over the market value of their shares.

Pursuant to Luxembourg law, the shareholders may create an authorized share capital which allows the board of directors to increase the issued share capital for a price defined by the board of directors of Alvotech (which may or may not include an issue premium) against payment in cash or in kind, including by conversion of claims on Alvotech for any reason whatsoever including (i) issue subscription and/or conversion rights in relation to new shares or instruments within the limits of the authorized capital under the terms and conditions of warrants (which may be separate or linked to shares, bonds, notes or similar instruments issued by Alvotech), convertible bonds, notes or similar instruments; (ii) determine the place and date of the issuance or successive issuances, the issue price, the terms and conditions of the issuance of and paying up on the new shares and instruments and (iii) remove or limit the statutory preferential subscription right of the shareholders in case of issue against payment in cash or shares, warrants (which may be separate or attached to shares, bonds, notes or similar instruments), convertible bonds, notes or similar instruments within the limits of such authorized share capital. The board of directors may be further authorized to, under certain conditions, limit, restrict, or waive preferential subscription rights of existing shareholders when issuing new shares within the authorized share capital. The rights attached to the new shares issued within the authorized share capital will be equal to those attached to existing shares and set forth in the articles of association.

The authorization to the board of directors to issue additional shares or other instruments as

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described above within the authorized share capital (and to limit, restrict, or waive, as the case may be preferential subscription rights) as well as the authorization to allot shares without consideration may be valid for a period of up to five years, starting from either the date of the minutes of the extraordinary general meeting resolving upon such authorization or starting from the date of the publication of the minutes of the extraordinary general meeting resolving upon such authorization in the Luxembourg official electronic gazette (RESA). The authorization may be renewed, increased or reduced by a resolution of the extraordinary general meeting of shareholders, with the quorum and majority rules set for the amendment of the articles of association.

Alvotech’s articles of association authorize its board of directors to issue ordinary shares within the limits of the authorized share capital at such times and on such terms as the board of directors or its delegates may decide for a period ending five years after the date of the creation of the authorized share capital or its publication date unless such period is extended, amended or renewed. Accordingly, the board of directors is authorized to issue ordinary shares up to the limits of authorized share capital until such date. Alvotech currently intends to seek renewals and/or extensions as required from time to time.

APPRAISAL RIGHTS	Under the DGCL, a stockholder of a corporation participating in some types of major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which the stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.	Neither Luxembourg law nor Alvotech’s articles of association provide for appraisal rights.
SHAREHOLDER CONSENT TO ACTION WITHOUT MEETING	Under the DGCL, unless otherwise provided in a corporation’s certificate of incorporation, any action that may be taken at a meeting of stockholders may be taken without a meeting, without prior notice, and without a vote if the holders of outstanding stock, having not less than the minimum number of votes that would be necessary to authorize such action, consent in writing.

A shareholder meeting must always be called if the matter to be considered requires a shareholder resolution under Luxembourg law or Alvotech’s articles of association.

Pursuant to Luxembourg law, shareholders of a public limited liability company may not take actions by written consent. All shareholder actions must be approved at an actual meeting of shareholders held before a notary public or under private seal, depending on the nature of the matter. Shareholders may vote in person, by

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proxy or, if the articles of association provide for that possibility, by correspondence.

The articles of association of Alvotech provide for the possibility of vote by correspondence, via proxy, and conference or videoconference call (to the extent made available by Alvotech).

MEETINGS OF SHAREHOLDERS

Under the DGCL, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws.

Under the DGCL, a corporation’s certificate of incorporation or bylaws can specify the number of shares that constitute the quorum required to conduct business at a meeting, provided that in no event shall a quorum consist of less than one-third of the shares entitled to vote at a meeting.

Pursuant to Luxembourg law, at least one general meeting of shareholders must be held each year, within six months as from the close of the financial year. The purpose of such annual general meeting is to approve the annual accounts, allocate the results, proceed to statutory appointments and resolve on the discharge of the directors.

Other general meetings of shareholders may be convened.

Luxembourg law distinguishes between ordinary resolutions to be adopted and extraordinary resolutions to be adopted by the general meeting of shareholders. Extraordinary resolutions relate to proposed amendments to the articles of association and other limited matters. All other resolutions are ordinary resolutions.

Pursuant to Luxemburg law, there is no requirement of a quorum for any ordinary resolutions to be considered at a general meeting and such ordinary resolutions shall be adopted by a simple majority of votes validly cast on such resolution. Abstentions are not considered “votes.”

Extraordinary resolutions are required for any of the following matters, among others: (i) an increase or decrease of the authorized or issued share capital, (ii) a limitation or exclusion of preferential subscription rights, (iii) approval of a statutory merger or de-merger (scission), (iv) dissolution, (v) an amendment of the articles of association and (vi) change of nationality.

Pursuant to Luxembourg law, for any extraordinary resolutions to be approved at a general meeting, the quorum shall be at least one half (50%) of the issued share capital. If the said quorum is not present, a second meeting may be convened at which Luxembourg law does not prescribe a quorum. Any extraordinary resolution shall be adopted at a quorate general meeting (except as otherwise provided by mandatory law) by a two-thirds majority of the

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votes cast on such resolution by shareholders. Abstentions are not considered “votes.”

The Luxembourg Company Law provides that if, as a result of losses, net assets fall below half of the share capital of the company, the board of directors shall convene an extraordinary general meeting of shareholders so that it is held within a period not exceeding two months from the time at which the loss was or should have been ascertained by them and such meeting shall resolve on the possible dissolution of the company and possibly on other measures announced in the agenda. The board of directors shall, in such situation, draw up a special report which sets out the causes of that situation and justify its proposals made available eight days before the extraordinary general meeting at the registered office. If it proposes to continue to conduct business, it shall set out in the report the measures it intends to take in order to remedy the financial situation of the company. The same rules apply if, as a result of losses, net assets fall below one-quarter of the share capital provided that in such case dissolution shall take place if approved by one-fourth of the votes casts at the extraordinary general meeting.

DISTRIBUTIONS AND DIVIDENDS; REPURCHASES AND REDEMPTIONS

Under the DGCL, the board of directors, subject to any restrictions in the corporation’s certificate of incorporation, may declare and pay dividends out of:

•     surplus of the corporation, which is defined as net assets less statutory capital; or;

•     if no surplus exists, out of the net profits of the corporation for the year in which the dividend is declared and/or the preceding year.

If, however, the capital of the corporation has been diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, the board of directors shall not declare and pay dividends out of the corporation’s net profits until the deficiency in the capital has been repaired.

Under the DGCL, any corporation may purchase or redeem its own shares, except that generally it may not purchase or redeem these

Under Luxembourg law, the amount and payment of dividends or other distributions is determined by a simple majority vote at a general shareholders’ meeting based on the recommendation of the board of directors, except in certain limited circumstances. Pursuant to Alvotech’s articles of association, the board of directors has the power to pay interim dividends or make other distributions in accordance with applicable Luxembourg law. Distributions may be lawfully declared and paid if Alvotech’s net profits and/or distributable reserves are sufficient under Luxembourg law. All ordinary shares rank pari passu with respect to the payment of dividends or other distributions unless the right to dividends or other distributions has been suspended in accordance with Alvotech’s articles of association or applicable law.

Under Luxembourg law, at least 5% of Alvotech’s net profits per year must be allocated to the creation of a legal reserve until such reserve has reached an amount equal to 10% of Alvotech’s issued share capital. The allocation to the legal reserve becomes compulsory again when the legal reserve no

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shares if such repurchase or redemption would impair the capital of the corporation. A corporation may, however, purchase or redeem out of capital any of its own shares which are entitled upon any distribution of its assets to a preference over another class or series of its shares if such shares will be retired and the capital reduced.

longer represents 10% of Alvotech’s issued share capital. The legal reserve is not available for distribution.

Pursuant to Luxembourg law, Alvotech (or any party acting on its behalf) may repurchase its own shares and hold them in treasury, provided that:

•     the shareholders at a general meeting have previously authorized the board of directors to acquire its ordinary shares. The general meeting shall determine the terms and conditions of the proposed acquisition and in particular the maximum number of shares to be acquired, the period for which the authorization is given (which may not exceed five years), and, in the case of acquisition for value, the maximum and minimum consideration;

•     the acquisitions, including shares previously acquired by Alvotech and held by it and shares acquired by a person acting in his or her own name but on Alvotech’s behalf, may not have the effect of reducing the net assets below the amount of the issued share capital plus the reserves (which may not be distributed by law or under the articles of association);

•     the shares repurchased are fully paid-up; and

•     the acquisition offer must be made on the same terms and conditions to all the shareholders who are in the same position, except for acquisitions which were unanimously decided by a general meeting at which all the shareholders were present or represented. In addition, listed companies may repurchase their own shares on the stock exchange without an acquisition offer having to be made to Alvotech’s shareholders.

No prior authorization by shareholders is required (i) if the acquisition is made to prevent serious and imminent harm to Alvotech, provided that the board of directors informs the next general meeting of the reasons for and the purpose of the acquisitions made, the number and nominal values or the accounting value of the shares acquired, the proportion of the subscribed capital which they represent, and the consideration paid for them, and (ii) in the case of shares acquired by either Alvotech or by a person acting on its behalf with a view to redistributing the shares to its staff or staff of its

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controlled subsidiaries, provided that the distribution of such shares is made within 12 months from their acquisition.

NUMBER OF DIRECTORS	A typical certificate of incorporation and bylaws would provide that the number of directors on the board of directors will be fixed from time to time by a vote of the majority of the authorized directors.	Pursuant to Luxembourg law and in accordance with Alvotech’s articles of association, Alvotech’s board of directors must be composed of at least three directors. They are appointed by the general meeting of shareholders by a simple majority of the votes cast. Abstentions are not considered “votes.” Directors may be reelected, but the term of their office may not exceed three years in accordance with Alvotech’s articles of association.
VACANCIES ON BOARD OF DIRECTORS	The DGCL provides that vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) unless (a) otherwise provided in the certificate of incorporation or by-laws of the corporation or (b) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case any other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.	Alvotech’s articles of association provide that in case of a vacancy the remaining members of the board of directors may elect a director to fill the vacancy, on a temporary basis and for a period of time not exceeding the initial mandate of the replaced member of the board of directors, until the next general meeting of shareholders, which shall resolve on the permanent appointment in compliance with the applicable legal provisions and the articles of association.
REMOVAL OF DIRECTORS; STAGGERED TERM OF DIRECTORS	Under Delaware law, a board of directors can be divided into classes. The board of directors is divided into three classes, with only one class of directors being elected in each year and each class serving a three-year term.

Under Luxembourg law, a director may be removed at any time by the general meeting of shareholders by a simple majority of the votes cast, with or without cause.

Alvotech’s articles of association provides that the duration of the mandate of the directors will not exceed three (3) years. Directors of Alvotech may be reappointed for successive terms.

CUMULATIVE VOTING	Under the DGCL, a corporation may adopt in its certificate of incorporation that its directors shall be elected by cumulative voting. When directors are elected by cumulative voting, a stockholder has a number of votes equal to the number of shares held by such stockholder multiplied by the number of directors nominated for election. The stockholder may cast all of such votes for one director or among the directors in any proportion.	Not applicable.
AMENDMENT OF GOVERNING DOCUMENTS	Under the DGCL, a certificate of incorporation may be amended if: • the board of directors sets forth the proposed amendment in a resolution, declares the advisability of the amendment and directs	Under Luxembourg law, amendments to Alvotech’s articles of association require an extraordinary general meeting of shareholders held in front of a Luxembourg notary at which
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that it be submitted to a vote at a meeting of stockholders; and

•     the holders of at least a majority of shares of stock entitled to vote on the matter approve the amendment, unless the certificate of incorporation requires the vote of a greater number of shares.

In addition, under the DGCL, class voting rights exist with respect to amendments to the charter that adversely affect the terms of the shares of a class. Class voting rights do not exist as to other extraordinary matters, unless the charter provides otherwise. Under the DGCL, the board of directors may amend a corporation’s bylaws if so authorized in the charter. The stockholders of a Delaware corporation also have the power to amend bylaws.

at least one half (50%) of the share capital is present or represented.

The notice of the extraordinary general meeting shall set out the proposed amendments to the articles of association.

If the aforementioned quorum is not reached, a second meeting may be convened by means of a notice published in the Luxembourg official electronic gazette (RESA) and in a Luxembourg newspaper. The second meeting shall be validly constituted regardless of the proportion of the share capital present or represented.

At both meetings, resolutions will be adopted if approved by at least two-thirds of the votes cast by shareholders (unless otherwise required by Luxembourg law or the articles of association). Where different classes of shares exist and the resolution to be adopted by the general meeting of shareholders changes the respective rights attaching to such shares, the resolution will be adopted only if the conditions as to quorum and majority set out above are fulfilled with respect to each class of shares.

An increase of the commitments of the shareholders requires the unanimous consent of the shareholders.

Alvotech’s articles of association and the Luxembourg Company Law provide that for any extraordinary resolutions to be considered at a general meeting, the quorum shall be at least one-half of Alvotech’s issued share capital. If the said quorum is not present, a second meeting may be convened at which Luxembourg law does not prescribe a quorum. Any extraordinary resolution shall be adopted at a quorate general meeting (save as otherwise provided by mandatory law) by a two-thirds majority of the votes cast on such resolution by shareholders. Abstentions are not considered “votes.”

In very limited circumstances, the board of directors may be authorized by the shareholders to amend the articles of association, albeit always within the limits set forth by the shareholders at a duly convened shareholders’ meeting. This is the case in the context of Alvotech’s authorized share capital within which the board of directors is authorized to issue further ordinary shares. The board of

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directors is then authorized to appear in front of a Luxembourg notary to record the capital increase and to amend the share capital set forth in the articles of association. The above also applies in case of the transfer of Alvotech’s registered office outside the current municipality.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The DGCL generally permits a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a third-party action, other than a derivative action, and against expenses actually and reasonably incurred in the defense or settlement of a derivative action, provided that there is a determination made by the corporation that the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. Such determination shall be made, in the case of an individual who is a director or officer at the time of the determination:

•     by a majority of the disinterested directors, even though less than a quorum;

•     by a committee of disinterested directors designated by a majority vote of disinterested, directors, even though less than a quorum;

•     by independent legal counsel, regardless of whether a quorum of disinterested directors exists; or

•     by the stockholders.

Without court approval, however, no indemnification may be made in respect of any derivative action in which an individual is adjudged liable to the corporation.

The DGCL requires indemnification of directors and officers for expenses relating to a successful defense on the merits or otherwise of a derivative or third-party action. The DGCL permits a corporation to advance expenses relating to the defense of any proceeding to directors and officers contingent upon those individuals’ commitment to repay any advances, unless it is determined ultimately that those individuals are entitled to be indemnified.

Luxembourg law permits Alvotech to keep directors indemnified against any expenses, judgments, fines and amounts paid in connection with liability of a director towards Alvotech or a third party for management errors i.e., for wrongful acts committed during the execution of the mandate (mandat) granted to the director by Alvotech, except in connection with willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Under the articles of association of the company, the members of the board of directors, officers, employees and agents of Alvotech are not held personally liable for the indebtedness or other obligations of Alvotech. As agents of Alvotech, they are responsible for the performance of their duties. Subject to the exceptions and limitations listed in the articles of association of Alvotech and mandatory provisions of law, every person who is, or has been, a member of the board of directors, officer (mandataire) or agent of Alvotech (and any other persons to which applicable law permits Alvotech to provide indemnification, including any person who is or was a director or officer of Alvotech, is or was serving at the request of Alvotech as a director, officer (mandataire), employee or agent of another company, partnership, joint venture, trust or other enterprise or employee benefit plan) (collectively, the “Covered Persons”), shall be indemnified by Alvotech to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by them in connection with any claim, action, suit or proceeding which they become involved as a party or otherwise by virtue of his or her being or having been a Covered Person and against amounts paid or incurred by him or her in the settlement thereof. If applicable law is amended after approval of the current articles of association of Alvotech to authorize corporate action further eliminating or limiting the personal liability of Covered Persons, then the liability of a Covered Person to Alvotech shall be eliminated or limited to the fullest extent

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permitted by applicable law as so amended. The words “claim”, “action”, “suit” or “proceeding” shall apply to all claims, actions, suits or proceedings (civil, criminal or otherwise including appeals) actual or threatened and the words “liability” and “expenses” shall include without limitation attorneys’ fees, costs, judgments, amounts paid in settlement and other liabilities.

Expenses (including attorneys’ fees) incurred by a Covered Person in defending any claim (save for fraud, negligence or willful misconduct’s claims) shall be paid by Alvotech in advance of the final disposition of such claim upon receipt of an undertaking by or on behalf of such Covered Person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by Alvotech as authorized in Alvotech’s articles of association. Such expenses (including attorneys’ fees) incurred by former Covered Persons may be so paid upon such terms and conditions, if any, as Alvotech deems appropriate.

The indemnification and advancement of expenses provided by, or granted pursuant to, Alvotech’s articles of association shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under this present articles of association, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of Alvotech that indemnification of the persons specified in Alvotech’s articles of association shall be made to the fullest extent permitted by law.

No indemnification shall be provided to any Covered Person (i) against any liability by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office (ii) with respect to any matter as to which he or she shall have been finally adjudicated to have acted in bad faith and not in the interest of Alvotech or (iii) in the event of a settlement, unless the settlement has been approved by a court of competent jurisdiction or by the board of directors. The termination of any claim, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a

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presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of Alvotech, and, with respect to any claim, had reasonable cause to believe that such person’s conduct was unlawful. The right of indemnification set out above shall be severable, shall not affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be such Covered Person and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained herein shall affect or limit any rights to indemnification to which corporate personnel, including Covered Persons, may be entitled by contract or otherwise under law. Alvotech shall specifically be entitled to provide contractual indemnification to and may purchase and maintain insurance for any corporate personnel, including Covered Persons, as Alvotech may decide upon from time to time.

The obligations of Alvotech under Alvotech’s articles of association only apply to Covered Persons in their capacity as Covered Persons.

LIMITED LIABILITY OF DIRECTORS	Delaware law permits limiting or eliminating the monetary liability of a director to a corporation or its stockholders, except with regard to breaches of duty of loyalty, intentional misconduct, unlawful repurchases or dividends, or improper personal benefit.	Luxembourg law does not provide for an ex ante limitation of liability but it permits Alvotech to keep directors indemnified as set out above.

ADVANCE NOTIFICATION REQUIREMENTS FOR PROPOSALS OF SHAREHOLDERS	Delaware corporations typically have provisions in their bylaws that require a stockholder proposing a nominee for election to the board of directors or other proposals at an annual or special meeting of the stockholders to provide notice of any such proposals to the secretary of the corporation in advance of the meeting for any such proposal to be brought before the meeting of the stockholders. In addition, advance notice bylaws frequently require the stockholder nominating a person for election to the board of directors to provide information about the nominee, such as his or her age, address, employment and beneficial ownership of shares of the corporation’s capital stock. The stockholder may also be required to disclose, among other things, his or her name, share ownership and agreement, arrangement or understanding with respect to such nomination.

One or several shareholders holding at least 10% of the share capital may request the addition of one or several items on the agenda of a general meeting. Such request must be addressed to the registered office of Alvotech by registered mail.

If one or more shareholders representing at least 10% of the share capital request so in writing, with an indication of the agenda, the convening of a general meeting, the board of directors or the statutory auditor must convene a general meeting.

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For other proposals, the proposing stockholder is often required by the bylaws to provide a description of the proposal and any other information relating to such stockholder or beneficial owner, if any, on whose behalf that proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for the proposal and pursuant to and in accordance with the Exchange Act and the rules and regulations promulgated thereunder.

SHAREHOLDERS’ SUITS

Under Delaware law, a stockholder may bring a derivative action on a company’s behalf to enforce the rights of a company. An individual also may commence a class action lawsuit on behalf of himself or herself and other similarly situated stockholders if the requirements for maintaining a class action lawsuit under Delaware law are met. An individual may institute and maintain a class action lawsuit only if such person was a stockholder at the time of the transaction that is the subject of the lawsuit or his or her shares thereafter devolved upon him or her by operation of law. In addition, the plaintiff must generally be a stockholder through the duration of the lawsuit.

Delaware law requires that a derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the lawsuit may be prosecuted, unless such demand would be futile.

Under Luxembourg law, the board of directors has sole authority to decide whether to initiate legal action to enforce a company’s rights (other than, in certain circumstances, an action against board members).

Shareholders generally do not have the authority to initiate legal action on a company’s behalf unless the company fails abusively to exercise its legal rights. However, a company’s shareholders may vote at a general meeting to initiate legal action against directors on grounds that the directors have failed to perform their duties.

Luxembourg law does not provide for class action lawsuits.

However, it is possible for plaintiffs who have similar but separate claims against the same defendant(s) to bring an action on a “group” basis by way of a joint action. It is also possible to ask the court, under the Luxembourg New Civil Procedure Code, to join claims which are closely related and to rule on them together.

In addition, minority shareholders holding an aggregate of 10% of the voting rights and who voted against the discharge to a director at the annual general meeting of the company can initiate legal action against the director on behalf of the company.

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DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;
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•	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
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•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series;

•	the extent to which the provisions of the Luxembourg Company Law relating to the issuance of debt securities will be applicable to the series of debt securities being offered; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;
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•	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

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Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;
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•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
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•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

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DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase ordinary shares. We may issue warrants independently or together with any other securities offered by any prospectus supplement and the warrants may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms. We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. Any series of warrants may be issued under a separate warrant agreement, which may be entered into between us and a warrant agent specified in a prospectus supplement relating to a particular series of warrants. Any such warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust with any of the holders of the warrants. In the applicable prospectus supplement, we will describe the terms of the series of warrants being offered, including:

•	the title of the warrants;

•	the aggregate number of the warrants offered;

•	the currency or currencies for which the warrants may be purchased;

•	the number of ordinary shares purchasable upon exercise of the warrants;

•	the designation and terms of the securities, if any, with which the warrants are issued, and the number of the warrants issued with each such offered security;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	the terms of any rights to force the exercise of the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the price at which, and form of consideration for which, each security purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of the material Luxembourg and U.S. income tax considerations applicable to the issuance or exercise of such warrants;
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•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	any circumstances that will cause the warrants to be deemed to be automatically exercised; and

•	any other material terms of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable on such exercise, including, in the case or warrants to purchase ordinary shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

We reserve the right to set forth in a prospectus supplement or applicable free writing prospectus specific terms of the warrants that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms and conditions of the warrants described in a prospectus supplement or applicable free writing prospectus differ from any of the terms described in this prospectus, the description of such terms and conditions set forth in this prospectus shall be deemed to have been superseded or supplemented by the description of such differing terms and conditions set forth in such prospectus supplement or applicable free writing prospectus with respect to such warrants.

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DESCRIPTION OF RIGHTS

We may issue rights to purchase any of our securities or any combination thereof. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. The rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such rights offering. We may also appoint a rights agent that may act solely as our agent in connection with the rights that are sold. Any such agent will not assume any obligation or relationship of agency or trust with any of the holders of the rights. In connection with a rights offering to our shareholders, we will distribute certificates evidencing the rights and a prospectus supplement to our shareholders on the record date that we set for receiving rights in such rights offering.

The applicable prospectus supplement relating to any rights that we offer will include specific terms of any offering of rights for which this prospectus is being delivered, including the following, to the extent applicable:

•	the date for determining the persons entitled to participate in the rights distribution;

•	the price, if any, per right;

•	the price payable upon the exercise of the rights;

•	the number of rights issued or to be issued to each holder;

•	the number and terms of the securities that may be purchased per each right;

•	the extent to which the rights are transferable;

•	any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;

•	the respective dates on which the holder’s ability to exercise the rights will commence and will expire;

•	the number of rights outstanding, if any;

•	a discussion of any material Luxembourg or U.S. federal income tax considerations applicable to the rights;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agreement and/or rights certificate, which will be filed with the SEC in connection therewith.

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DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of our ordinary shares, debt securities, rights, warrants or any combination of such securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date. The applicable prospectus supplement will describe:

•	the terms of the units and of the ordinary shares, debt securities, rights and/or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	the terms of any unit agreement governing the units or any arrangement with an agent that may act on our behalf in connection with the unit offering;

•	the provisions for the payment, settlement, transfer or exchange of the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable units agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable units agreement if we offer units, see “Where You Can Find More Information.”

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TAXATION

The material Luxembourg and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement pertaining to those securities.

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PLAN OF DISTRIBUTION

We or selling securityholders may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We or selling securityholders may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We or selling securityholders may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

Each time that we or selling securityholders sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

We or selling securityholders may directly solicit offers to purchase the securities being offered by this prospectus. We or selling securityholders may also designate agents to solicit offers to purchase the securities from time to time, and may enter into arrangements for “at-the-market,” equity line or similar transactions. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we or selling securityholders utilize a dealer in the sale of the securities being offered by this prospectus, we or the selling securityholders will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we or selling securityholders utilize an underwriter in the sale of the securities being offered by this prospectus, we or the selling securityholders will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, the selling securityholders, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we or selling securityholders pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We or selling securityholders may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we or selling securityholders may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other

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institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc., or FINRA.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our ordinary shares are currently listed on The Nasdaq Global Market and on the Nasdaq Main Market in Iceland under the symbol “ALVO.” Our Swedish Depositary Receipts, or SDRs, each representing one ordinary share, are listed on Nasdaq Stockholm under the symbol “ALVO SDB.”

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

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EXPENSES

The following table sets forth fees and expenses payable by the registrant, other than underwriting discounts and commissions, in connection with the issuance and distribution of the securities being registered hereby. All amounts set forth below are estimates. All of such expenses are being borne by the registrant.

U.S. dollar
SEC registration fee	$(1)
FINRA filing fee	$(1)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Printing expenses	(2)
Miscellaneous expenses	(2)
Total	$(2)

(1) This registration statement relates to the registration of securities having an indeterminate maximum aggregate amount. Payment of the registration fee has been deferred and will be calculated and paid in accordance with Rule 456(b) and Rule 457(r) under the Securities Act.

(2) These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

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SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES UNDER
U.S. SECURITIES LAWS

Alvotech is incorporated in Luxembourg and conducts a majority of its operations through its subsidiary, Alvotech hf., an Icelandic legal entity. In addition, some of the members of our board of directors and officers reside outside the United States and a substantial portion of our assets are located in Iceland and elsewhere outside the U.S. Investors may not be able to effect service of process within the United States upon us or these persons or enforce judgments obtained against us or these persons in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the U.S. federal securities laws. Likewise, it also may be difficult for an investor to enforce in U.S. courts judgments obtained against us or these persons in courts located in jurisdictions outside the United States, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws. Awards of punitive damages in actions brought in the United States or elsewhere are generally not enforceable in Luxembourg and Iceland.

As there is no treaty in force on the reciprocal recognition and enforcement of judgments in civil and commercial matters between the United States and Luxembourg other than arbitral awards rendered in civil and commercial matters, courts in Luxembourg will not automatically recognize and enforce a final judgment rendered by a U.S. court. A valid judgment obtained from a court of competent jurisdiction in the United States may be entered and enforced through a court of competent jurisdiction in Luxembourg, subject to the applicable enforcement procedures (exequatur) as set out in the relevant provisions of the Luxembourg New Civil Procedure Code and in Luxembourg case law. Pursuant to Luxembourg case law, the granting of exequatur is subject to the following requirements:

•	the judgment of the U.S. court is final and enforceable (exécutoire) in the United States and has not been fully enforced in the United States and/or in any other jurisdiction;

•	the judgment of the U.S. court must not infringe the exclusive jurisdiction of the Luxembourg courts and there must be a real link (lien caractérisé) between the case and the U.S. court (according to some first instance decisions rendered in Luxembourg, which have not yet been confirmed by the Court of Appeal);

•	the U.S. court had full jurisdiction over the subject matter leading to the judgment (that is, its jurisdiction was in compliance both with Luxembourg private international law rules and with the applicable domestic U.S. federal or state jurisdictional rules);

•	the U.S. court applied to the dispute the substantive law which is designated by the Luxembourg conflict of laws rules or, at least, such court’s order must not contravene the principles underlying those rules (based on recent case law and legal doctrine, it is not certain that this condition would still be required for an exequatur to be granted by a Luxembourg court);

•	the judgment was granted following proceedings where the counterparty had the opportunity to appear and, if it appeared, to present a defense, and the decision of the foreign court must not have been obtained by fraud, but in compliance with the rights of the defendant;

•	the U.S. court acted in accordance with its own procedural laws;

•	the judgment of the U.S. court does not contradict an already issued judgment of a Luxembourg court, and

•	the decisions and the considerations of the U.S. court must not be contrary to Luxembourg international public policy rules (as such term is interpreted under the laws of Luxembourg) or have been given in proceedings of a tax or criminal nature or rendered subsequent to an evasion of Luxembourg law (fraude à la loi). Awards of damages made under civil liabilities provisions of the U.S. federal securities laws, or other laws, which are classified by Luxembourg courts as being of a penal or punitive nature (for example, fines or punitive damages), might not be recognized by Luxembourg courts. Ordinarily, an award of monetary damages would not be considered as a penalty, but if the monetary damages include punitive damages, such punitive damages may be considered a penalty and therefore not enforceable in Luxembourg.
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Similarly, as Alvotech hf., a subsidiary of Alvotech, has significant assets in Iceland, investors may seek to enforce judgments obtained in the United States against Alvotech in Iceland. As there is no treaty in force on the reciprocal recognition and enforcement of judgments in civil and commercial matters between the United States and Iceland other than arbitral awards entered in civil and commercial matters, courts in Iceland will not automatically recognize and enforce a final judgment rendered by a U.S. court. Based on recent Icelandic case law, a valid judgment obtained from a court of competent jurisdiction in the United States will not be directly recognized and enforceable in Iceland. Instead, the judgment creditor would need to issue fresh legal proceedings against the judgment debtor in Iceland in which the U.S. judgment would serve as evidence, in addition to other evidence and legal arguments regarding the merits of the case, which will be adjudicated by the Icelandic courts.

If an original action is brought in Luxembourg or Iceland, without prejudice to specific conflict of law rules, Luxembourg courts or Icelandic courts may refuse to apply the designated law (i) if the choice of such foreign law was not made bona fide or (ii) if the foreign law was not pleaded and proved or (iii) if pleaded and proved, such foreign law is contrary to mandatory Luxembourg or Icelandic laws or incompatible with Luxembourg or Icelandic public policy rules. In an action brought in Luxembourg or Iceland on the basis of U.S. federal or state securities laws, Luxembourg courts or Icelandic courts may not have the requisite power to grant the remedies sought. Also, an exequatur may be refused by a Luxembourg court in respect of punitive damages.

In practice, Luxembourg courts tend not to review the merits of a foreign judgment, although there is no clear statutory prohibition of such review. A contractual provision allowing the service of process against a party to a service agent could be overridden by Luxembourg or Icelandic statutory provisions allowing the valid serving of process against a party in accordance with applicable laws at the domicile of the party. Further, in the event any proceedings are brought in a Luxembourg court in respect of a monetary obligation payable in a currency other than the Euro, a Luxembourg court would have the power to give judgment as an order to pay the obligation in a currency other than the Euro. However, enforcement of the judgment against any party in Luxembourg would be available only in Euros and, for such purposes, all claims or debts would be converted into Euros. Similarly, in the event any proceedings are brought in an Icelandic court in respect of a monetary obligation payable in a currency other than the Icelandic Krona, an Icelandic court would have the power to give judgment as an order to pay the obligation in the Icelandic Krona.

In addition, actions brought in a Luxembourg court against Alvotech, the members of our board of directors, our officers, or the experts named herein to enforce liabilities based on U.S. federal securities laws may be subject to certain restrictions. In particular, Luxembourg courts generally do not award punitive damages. Litigation in Luxembourg also is subject to rules of procedure that differ from the U.S. rules, including, with respect to the taking and admissibility of evidence, the conduct of the proceedings and the allocation of costs. Proceedings in Luxembourg would have to be conducted in French or German, and all documents submitted to the court would, in principle, have to be translated into French or German. For these reasons, it may be difficult for a U.S. investor to bring an original action in a Luxembourg court predicated upon the civil liability provisions of the U.S. federal securities laws against Alvotech, the members of our board of directors, our officers, or the experts named herein. In addition, even if a judgment against Alvotech, the non-U.S. members of our board of directors, our officers, or the experts named in this Annual Report on Form 20-F based on the civil liability provisions of the U.S. federal securities laws is obtained, a U.S. investor may not be able to enforce it in United States or Luxembourg courts.

Some of our directors and officers have entered into, or will enter into, indemnification agreements with Alvotech. Under such agreements, the directors and officers will be entitled to indemnification from Alvotech to the fullest extent permitted by Luxemburg law against liability and expenses reasonably incurred or paid by him or her in connection with any claim, action, suit, or proceeding in which he or she would be involved by virtue of his or her being or having been a director or officer and against amounts paid or incurred by him or her in the settlement thereof. Luxembourg law permits us to keep directors indemnified against any expenses, judgments, fines and amounts paid in connection with liability of a director towards Alvotech or a third-party for management errors i.e., for wrongful acts committed during the execution of the mandate (mandat) granted to the director by Alvotech, except in connection with criminal offenses, gross negligence or fraud. The rights to and obligations of indemnification among or between Alvotech and any of our current or former directors and officers are generally governed by the laws of Luxembourg and subject to the jurisdiction of the Luxembourg courts, unless such rights or obligations do not relate to or arise out of such persons’ capacities listed above. Although there is doubt as to whether U.S. courts would enforce this indemnification provision in an action brought in the United States under U.S. federal or state securities laws, this

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provision could make it more difficult to obtain judgments outside Luxembourg or from non-Luxembourg jurisdictions that would apply Luxembourg law against our assets in Luxembourg.

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LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of our ordinary shares and certain other matters governed by Luxembourg law will be passed on for us by Arendt & Medernach S.A, Luxembourg counsel to Alvotech. Unless otherwise indicated in any prospectus supplement, Cooley LLP, New York, New York, will be representing us in regards to certain matters governed by U.S. law and the validity of certain of the offered securities in connection with any offering. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Alvotech as of December 31, 2024 and 2023 and for each of the three years in the period ended December 31, 2024 incorporated by reference in this prospectus, and the effectiveness of Alvotech’s internal control over financial reporting have been audited by Deloitte ehf., an independent registered public accounting firm, as stated in their reports which express an unqualified opinion on the financial statements and an adverse opinion on the effectiveness of Alvotech’s internal control over financial reporting. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

The offices of Deloitte ehf. are located at Dalvegur 30, 201 Kópavogi, Iceland.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form F-3 we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and our securities offered hereby, reference is made to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

We are subject to the periodic reporting and other information requirements of the Exchange Act as applicable to a “foreign private issuer,” and we will file annual reports and other information from time to time with the SEC in accordance with such requirements. Our SEC filings will be available to the public on the internet at a website maintained by the SEC located at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We also maintain a website at www.alvotech.com. We will make available on our website, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

This prospectus incorporates by reference the documents listed below:

•	our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 27, 2025;

•	the description of our ordinary shares in our Registration Statement on Form 8-A filed with the SEC on June 13, 2022, which incorporates by reference the description of our ordinary shares from our Registration Statement on Form F-4 (File No. 333-261773), and any amendment or report filed for the purpose of updating such description; and

•	our report on Form 6-K dated January 27, 2025, excluding exhibit 99.1 thereto; our report on Form 6-K dated February 18, 2025, excluding exhibit 99.1 thereto; our report on Form 6-K dated February 21, 2025, excluding exhibit 99.1 thereto; our report on Form 6-K dated March 18, 2025, excluding exhibit 99.1 thereto; our report on Form 6-K dated March 20, 2025, excluding exhibit 99.1 thereto; our report on Form 6-K dated March 26, 2025, excluding exhibit 99.1 thereto; our report on Form 6-K dated March 27, 2025, excluding exhibit 99.1 thereto; our report on Form 6-K dated May 5, 2025, excluding exhibit 99.1 thereto; our report on Form 6-K dated May 27, 2025, excluding exhibits 99.1, 99.2, 99.3, 99.4, 99.5 and 99.6 thereto; our report on Form 6-K dated May 28, 2025, excluding exhibit 99.1 thereto; our report on Form 6-K dated June 5, 2025, excluding exhibit 99.1 thereto; our report on Form 6-K dated June 5, 2025, excluding

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exhibit 99.1 thereto; our report on Form 6-K dated June 23, 2025, excluding exhibit 99.1 thereto; our report on Form 6-K dated June 25, 2025, excluding exhibit 99.1 thereto; our report on Form 6-K dated July 1, 2025, excluding exhibit 99.1 thereto; our report on Form 6-K dated July 9, 2025, excluding exhibit 99.1 thereto; and our report on Form 6-K dated July 28, 2025.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F filed by us. We may also incorporate by reference part or all of certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus by specifically identifying in such reports on Form 6-K that they, or certain parts of their contents, are being incorporated by reference into this prospectus prior to the termination of the offering of securities under this Registration Statement. Reports on Form 6-K that we furnish to the SEC after the date of this prospectus, or certain parts of their contents, that we do not explicitly identify in such reports on Form 6-K as incorporated by reference into this prospectus, shall not be deemed incorporated by reference into this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Alvotech

9, Rue de Bitbourg,

L-1273 Luxembourg,

Grand Duchy of Luxembourg

+354 422 4500

In addition, copies of the documents incorporated herein by reference may be accessed at our website at www.alvotech.com. The reference to our website address does not constitute incorporation by reference of the information contained on or accessible through our website, and you should not consider the contents of our website in making an investment decision with respect to our securities.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We will not make offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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Ordinary Shares

Debt Securities

Warrants

Rights

Units

PROSPECTUS

July 28, 2025

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PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Article 441-8 of the Luxembourg Company Law provides that the directors shall not incur any personal obligation by reason of the commitments of the company. Article 441-9 of the Luxembourg Company Law provides that the directors, the members of the management committee and the managing executive officer shall be liable to the company in accordance with general law for the execution of the mandate given to them and for any misconduct in the management of the company’s affairs. The directors and members of the management committee shall be jointly and severally liable towards either the company or any third parties for damages resulting from this violation of the Luxembourg Company Law or the company’s articles of association. The directors and members of the management committee shall be discharged from such liability in the case of a violation to which they were not a party provided no misconduct is attributable to them and they have reported such violation, as regards members of the board of directors, to the first general meeting and, as regards members of the management committee, during the first meeting of the board of directors after they had acquired knowledge thereof.

Alvotech’s articles of association provide that directors of Alvotech are not held personally liable for the indebtedness or other obligations of Alvotech. As agents of Alvotech, they are responsible for the performance of their duties. Subject to the exceptions and limitations listed in Alvotech’s articles of association and mandatory provisions of law, every person who is, or has been, a director or officer of Alvotech shall be indemnified by Alvotech to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by such person in connection with any claim, action, suit or proceeding which he becomes involved as a party or otherwise by virtue of his or her being or having been a director or officer of Alvotech, or, at the request of Alvotech, of any other company of which Alvotech is a shareholder or creditor and by which he is not entitled to be indemnified, and against amounts paid or incurred by him or her in the settlement thereof. The words “claim”, “action”, “suit” or “proceeding” shall apply to all claims, actions, suits or proceedings (civil, criminal or otherwise including appeals) actual or threatened and the words “liability” and “expenses” shall include without limitation attorneys’ fees, costs, judgments, amounts paid in settlement and other liabilities. However, no indemnification shall be provided to any director or officer of Alvotech (i) against any liability by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office (ii) with respect to any matter as to which he or she shall have been finally adjudicated to have acted in bad faith and not in the interest of Alvotech or (iii) in the event of a settlement, unless the settlement has been approved by a court of competent jurisdiction or by the board of directors of Alvotech.

Alvotech’s articles of association provide that the right of indemnification provided by such articles of association shall be severable, shall not affect any other rights to which any director or officer may now or hereafter be entitled, shall continue as to a person who has ceased to be such director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained in such articles of association shall affect or limit any rights to indemnification to which corporate personnel, including directors and officers, may be entitled by contract or otherwise under law. Alvotech shall specifically be entitled to provide contractual indemnification to and may purchase and maintain insurance for any corporate personnel, including directors and officers of Alvotech, as Alvotech may decide upon from time to time.

Alvotech has entered into indemnification agreements with its independent directors. These agreements provide that Alvotech will indemnify each of its independent directors to the fullest extent permitted by law and its articles of association.

Alvotech also maintains a general liability insurance policy, which covers certain liabilities of directors and officers of Alvotech arising out of claims based on acts or omissions in their capacities as directors or officers.

In any underwriting agreement we enter into in connection with the sale of securities being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our executive officers, our directors and persons who control us within the meaning of the Securities Act against certain liabilities.

Item 9. Exhibits.

(a) Exhibits

The exhibits filed as part of this registration statement are listed in the index to exhibits immediately following the signature page to this registration statement, which index to exhibits is incorporated herein by reference.

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/Reg. Number
1.1*	Form of Underwriting Agreement
4.1	Specimen Ordinary Share Certificate		S-1 filed by Oaktree Acquisition Corp. II (Exhibit 4.2)	August 31, 2020	333-248508
4.2*	Form of Warrant Agreement
4.3*	Form of Rights Agreement
4.4*	Form of Unit Agreement
4.5	Form of Indenture between the Registrant and one or more trustees to be named.		F-3 (Exhibit 4.5)	October 20, 2023	333-275111
4.6*	Form of Debt Securities
5.1	Opinion of Arendt & Medernach	X
5.2	Opinion of Cooley LLP	X
23.1	Consent of Deloitte ehf., independent registered public accounting firm for Alvotech	X
23.2	Consent of Arendt & Medernach (included as part of Exhibit 5.1)	X
23.3	Consent of Cooley LLP (included as part of Exhibit 5.2)	X
24.1	Power of Attorney (included on signature page)	X
25.1*	Statement of Eligibility of Trustee under the Trust Indenture Act of 1939 (to be filed separately in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, if applicable).
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107	Calculation of Filing Fee Tables	X
*	To be filed by amendment or incorporated by reference in connection with the offering of securities.
†	Certain schedules and exhibits to this Exhibit have been omitted pursuant to Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

Item 10. Undertakings.

(a) The undersigned hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) that for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) to file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished; provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and

(5) that, for the purpose of determining liability under the Securities Act to any purchaser:

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(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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(d) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, or the Act, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Grand Duchy of Luxembourg on July 28, 2025.

ALVOTECH

By:	/s/ Robert Wessman
Name:	Robert Wessman
Title:	Chief Executive Officer

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POWER OF ATTORNEY

Each of the undersigned individuals hereby severally constitutes and appoints each of Robert Wessman, Linda Jónsdóttir and Tanya Zharov as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments to this registration statement, and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, and each of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by each of the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ Robert Wessman Robert Wessman	Chief Executive Officer and Executive Chairman of the Board (principal executive officer)	July 28, 2025
/s/ Linda Jónsdóttir Linda Jónsdóttir	Chief Financial Officer (principal financial and accounting officer)	July 28, 2025
/s/ Richard Davies Richard Davies	Deputy Chairman of the Board	July 28, 2025
/s/ Tomas Ekman Tomas Ekman	Director	July 28, 2025
/s/ Lisa Graver Lisa Graver	Director	July 28 2025
/s/ Arni Hardarson Arni Hardarson	Director	July 28, 2025
/s/ Ann Merchant Ann Merchant	Director	July 28, 2025
/s/ Hjörleifur Pálsson Hjörleifur Pálsson	Director	July 28, 2025
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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act, this registration statement on Form F-3 has been signed on behalf of the registrant by the undersigned, solely in his capacity as the duly authorized representative of the registrant in the United States, on July 28, 2025.

ALVOTECH USA INC.

By:	/s/ Tanya Zharov
Name:	Tanya Zharov
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